Exhibit 99.1

Internap Reports Second Quarter 2008 Financial Results

•	Record revenues of $62.3 million, an increase of 6.5 percent over the second quarter of 2007;
•	Operating cash flow of $13.6 million;
•	Data center services revenues of $26.5 million, an increase of 33.5 percent over the second quarter of 2007;
•	Deploys 17,000 sq. ft. of company-controlled data center space through July – on track to open more than 20,000 additional sq. ft. by year-end.

ATLANTA, GA – (August 5, 2008) Internap Network Services Corporation (NASDAQ: INAP), a global provider of fast and reliable end-to-end Internet business solutions, today reported second quarter financial results, delivering another quarter of record revenues and strong cash flow, and an expanding portfolio of data center facilities.  The Company also provided an updated forecast of total revenues and adjusted EBITDA(1) margins for the full-year 2008.

“The operational metrics that underpin our business improved measurably this quarter,” said Jim DeBlasio, president and chief executive officer.  “We generated record revenues, our cash flow was strong, and more of our customers bought multiple services.  Churn also trended down from first quarter levels as the process changes we implemented in March started to show progress.  Internap’s data center business continues to perform well and we are on track to open more than 20,000 additional square feet in the second half of 2008.  Although we are encouraged by these improvements and strength we are seeing in colocation, softness in our CDN segment has reduced our revenue and adjusted EBITDA(1) estimates for the full-year 2008.”

The Company revised and narrowed its forecast for the full-year 2008 and now expects to generate revenue growth of between 9 and 13 percent over 2007 and adjusted EBITDA(1) margins of between 11 and 15 percent of total revenues.  Capital expenditures are forecasted to remain between $45 and $50 million for 2008.

Internap’s second quarter 2008 revenues totaled $62.3 million, up 6.5 percent compared to the second quarter of 2007.  The year-over-year increase was driven by an increased data center footprint, and continued colocation pricing strength.  Since the second quarter of last year, Internap has deployed more than 40,000 square feet in partner and Internap-operated data center facilities.  Increasing amounts of productive data center square footage also drove a 0.4 percent rise in total revenues compared to the first quarter of 2008.  This increase in data center revenue more than offset sequential declines in IP and CDN revenues.

GAAP net loss the second quarter of 2008 was $(3.2) million, or $(0.07) per diluted share compared to a net loss of $1.7 million or $(0.03) per diluted share for the same quarter in 2007.  Normalized net loss(1) and normalized net loss per diluted share(1), which exclude the impact of certain non-recurring items and stock-based compensation, was $1.2 million, or $(0.02) per diluted share for the second quarter 2008.

Adjusted gross profit(1) was essentially flat compared to the second quarter of last year.  Compared to the first quarter of 2008, adjusted gross profit(1) declined 6 percent.  Adjusted gross margin(1) was 46.3 percent in the second quarter of 2008, down 310 basis points compared to the same period last year.  Sequentially, adjusted gross margins(1) declined 320 basis points, a decrease from 49.5 percent in the first quarter of 2008.  Both the year-over-year and sequential decreases in adjusted gross margin(1) were primarily driven by a decline in data center adjusted gross margins(1) which fell due to the planned roll-out of additional owned capacity during the quarter.  IP services and CDN services adjusted gross margins(1) also contributed to the decreases as per-unit pricing declines more than offset higher traffic volume and increased operating leverage.

Adjusted EBITDA(1) for the second quarter of 2008 was $5.5 million, down $4.1 million sequentially and $3.5 million compared to the same period last year.  Increased operating costs and lower data center adjusted gross margins(1) were the primary drivers of the sequential and year-over-year decreases.  Operating expense in the second quarter included a $0.5 million charge for executive severance.  In addition, operating expense in the second quarter included a non-cash expense of $3.0 million to increase the allowance for doubtful accounts. As part of our quarterly review of the aged receivables balances and taking into consideration current economic conditions, the Company reserved $3.0 million of our customer receivables, primarily in CDN, that have gone uncollected to date.  We believe the ability to collect these valid receivables has become less than probable due to changes in circumstance with these customers. Many of these accounts were customers in 2007 and early 2008 but have since been disconnected from our service. We will continue to strongly focus on our customers' ability to make payment in light of the current economic conditions.

Internap’s balance sheet includes approximately $230.6 million of intangibles, net of amortization, of which approximately $190.7 million is goodwill.  The majority of the goodwill is attributable to the Company’s acquisition of VitalStream. In August, Internap began its annual process of assessing its goodwill for impairment, which is done in conjunction with the annual budgeting process.  In completing this analysis, Internap will take into consideration the year-to-date performance of each of its business units and its expectations for the business units in future periods.  This analysis is expected to be completed in the third quarter of 2008.

Internap had 3,768 customers under contract in the second quarter of 2008, a net increase of 19 customers compared to the first quarter 2008.  New accounts this period included WebMD and Viacom Global Interactive.

Internap's updated outlook for full-year 2008 financial results includes:

-- Full year revenue growth of 9 to 13 percent over 2007;
-- Full year adjusted EBITDA(1) in the range of 11 to 15 percent of total revenues; and
-- Full year capital expenditures in the range of $45 - $50 million.

(1) Reconciliations between GAAP information and non-GAAP information contained in this press release are provided in the tables below entitled "Reconciliation of Net (Loss) Income to Adjusted EBITDA," "Reconciliation of Net (Loss) Income and Basic and Diluted Net (Loss) Income Per Share to Normalized Net (Loss) Income and Basic and Diluted Normalized Net (Loss) Income Per Share" and "Reconciliation of Gross Margin to Adjusted Gross Margin." This information is also available on our Web site under the Investor Services heading.

Conference Call Information:
Internap's first quarter 2008 conference call will be held today at 5:00 p.m. EDT.  Participants may access the call by dialing 877-548-7907. International callers should dial 719-325-4898. Listeners may also connect to the simultaneous webcast available from the investor relations section of the company’s web site at http://ir.internap.com/events.cfm.  A replay of the call will be accessible from Tuesday, August 5 at 8 p.m. EDT through Monday, August 12 at 888-203-1112 using the replay code 3760124. International participants can access the archived call at 719-457-0820 with the same access code.

About Internap
Internap is a leading Internet solutions provider that manages, delivers and distributes applications and content with unsurpassed performance and reliability. With a global platform of data centers, managed IP services, content delivery network, and content monetization services (CDN), Internap frees its customers to drive innovation inside their business and create new revenue opportunities. More than 3,700 companies across the globe trust Internap to help them achieve their Internet business goals. Internap is "Making Innovation Possible." For more information, visit www.internap.com.

Internap "Safe Harbor" Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected capital expenditures, projected costs, and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "projects," "forecasts," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap's business, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems.

Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the statements made in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Katie Eakins / Wanda Soler	Andrew McBath
(619) 677-2700	(404) 865-7198
internap@lewispr.com	amcbath@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007(2)	2008	2007(2)
Revenues:
Internet protocol (IP) services	$30,395	$29,740	$61,519	$59,056
Data center services	26,511	19,856	51,696	37,954
Content delivery network (CDN) services	5,419	5,222	11,163	7,274
Other	—	3,676	—	7,744
Total revenues	62,325	58,494	124,378	112,028
Operating costs expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	11,401	10,573	22,691	20,912
Data center services	20,028	14,095	38,152	28,400
CDN services	2,055	1,958	4,004	2,621
Other	—	2,991	—	6,312
Direct costs of amortization of acquired technologies	1,229	1,054	2,458	1,708
Direct costs of customer support	4,203	4,330	8,568	7,718
Product development	2,052	1,747	4,343	3,002
Sales and marketing	7,711	8,341	16,540	14,531
General and administrative	8,478	7,896	15,826	15,539
Provision for doubtful accounts and billing adjustments	3,042	437	3,697	626
Restructuring and asset impairment	—	—	—	11,349
Acquired in-process research and development	—	—	—	450
Depreciation and amortization	5,699	5,912	11,080	10,824
Gain on disposals of property and equipment	—	—	(16)	(4)
Total operating costs and expenses	65,898	59,334	127,343	123,988
Loss from operations	(3,573)	(840)	(2,965)	(11,960)

Non-operating (income) expense:
Interest income	(507)	(671)	(1,208)	(1,364)
Interest expense	180	267	490	490
Write-off of investment	—	1,178	—	1,178
Other, net	22	(20)	103	(19)
Total non-operating (income) expense	(305)	754	(615)	285

Loss before income taxes and equity in earnings of equity method investment	(3,268)	(1,594)	(2,350)	(12,245)
Provision for income taxes	46	106	297	156
Equity in earnings of equity-method investment, net of taxes	(77)	(17)	(149)	(24)
Net loss	$(3,237)	$(1,683)	$(2,498)	$(12,377)

Basic and diluted net loss per share	$(0.07)	$(0.03)	$(0.05)	$(0.28)

Weighted average shares used in computing basic and diluted net loss per share	49,208	48,515	49,159	44,932

________________
(2) Revenues and direct costs of network, sales and services, exclusive of depreciation and amortization, for the three and six months ended June 30, 2007 have been reclassified to conform to the current presentation.

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$54,931	$52,030
Short-term investments in marketable securities	12,355	19,569
Accounts receivable, net of allowance of $8,827 and $5,470, respectively	29,570	36,429
Inventory	657	304
Prepaid expenses and other assets	9,350	8,464
Deferred tax asset, current portion	406	479
Total current assets	107,269	117,275

Property and equipment, net of accumulated depreciation of $175,787 and $165,543, respectively	74,571	65,491
Investments	8,061	1,138
Intangible assets, net of accumulated amortization of $27,042 and $23,921, respectively	39,887	43,008
Goodwill	190,677	190,677
Restricted cash	1,000	4,120
Deposits and other assets	2,867	2,287
Deferred tax asset, non-current	3,023	3,014
Total assets	$427,355	$427,010

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable, current portion	$4,920	$2,413
Accounts payable	18,874	19,624
Accrued liabilities	9,844	10,159
Deferred revenue, current portion	3,922	4,807
Capital lease obligations, current portion	810	805
Restructuring liability, current portion	1,929	2,396
Other current liabilities	112	108
Total current liabilities	40,411	40,312

Notes payable, less current portion	14,888	17,354
Deferred revenue, less current portion	2,299	2,275
Capital lease obligations, less current portion	120	452
Restructuring liability, less current portion	7,057	7,697
Deferred rent	13,158	11,011
Deferred tax liability	632	398
Other long-term liabilities	821	878
Total liabilities	79,386	80,377

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 20,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.001 par value; 60,000 shares authorized; 50,190 and 49,759 shares outstanding at June 30, 2008 and December 31, 2007, respectively	50	50
Additional paid-in capital	1,212,759	1,208,191
Accumulated deficit	(864,508)	(862,010)
Accumulated other comprehensive income	(61)	402
Treasury stock, at cost, 51 shares at June 30, 2008	(271)	—
Total stockholders' equity	347,969	346,633
Total liabilities and stockholders' equity	$427,355	$427,010

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six months ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,498)	$(12,377)
Adjustments to reconcile net loss to net cash provided by operating activities:
Asset impairment	—	3,632
Acquired in-process research and development	—	450
Depreciation and amortization	13,538	12,532
Gain on disposal of assets	(16)	(4)
Provision for doubtful accounts and billing adjustments	3,697	626
Income from equity method investment	(149)	(24)
Non-cash changes in deferred rent	2,147	(1,035)
Stock-based compensation expense	4,449	4,415
Deferred income taxes	298	—
Other, net	(32)	81
Changes in operating assets and liabilities, excluding effects of acquisition:
Accounts receivable	3,000	(3,644)
Inventory	(353)	46
Prepaid expenses, deposits and other assets	(1,302)	184
Accounts payable	(750)	1,500
Accrued and other liabilities	(578)	(2,646)
Deferred revenue	(699)	375
Accrued restructuring charge	(1,107)	8,149
Net cash provided by operating activities	19,645	12,260

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(19,521)	(17,024)
Purchases of investments in marketable securities	(16,245)	(17,141)
Maturities of investments in marketable securities	16,295	10,992
Change in restricted cash, excluding effects of acquisition	3,120	—
Cash received from acquisition, net of costs incurred for the transaction	—	3,203
Net cash used in investing activities	(16,351)	(19,970)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	—	(2,852)
Payments on capital lease obligations	(393)	(1,240)
Stock compensation plans	42	6,819
Other, net	(42)	(33)
Net cash (used in) provided by financing activities	(393)	2,694

Net increase (decrease) in cash and cash equivalents	2,901	(5,016)
Cash and cash equivalents at beginning of period	52,030	45,591
Cash and cash equivalents at end of period	$54,931	$40,575

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:
Common stock issued and stock options assumed for acquisition of VitalStream	$—	$208,293

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net (loss) income, normalized diluted shares and adjusted gross margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net (loss) income is net (loss) income. The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares outstanding. The most directly comparable GAAP equivalent to adjusted gross margin is gross margin.

We define non-GAAP measures as follows:

•
Adjusted EBITDA is net (loss) income plus stock based compensation expense, depreciation and amortization, restructuring and asset impairment, income taxes, write-off of investment and interest expense less interest income

•	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues
•	Normalized net (loss) income is net (loss) income plus restructuring and asset impairment, stock-based compensation expense and write-off of investment
•	Normalized diluted shares are diluted common shares outstanding used in GAAP net (loss) income per share calculation, excluding the effect of SFAS No. 123R under the treasury stock method
•	Normalized net (loss) income per share is normalized net (loss) income divided by basic and normalized diluted shares
•	Adjusted gross profit is gross profit (GAAP) plus direct cost of customer support and depreciation and amortization included in and associated with cost of sales
•	Adjusted gross margin is adjusted gross profit as a percentage of revenues.

Reconciliations of each of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization as well as restructuring, asset impairment and write-off of investment to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors' understanding of the Company's core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives.

Similarly, we believe that excluding the effects of share-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors' understanding of the Company's core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of share-based compensation, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net (loss) income and net (loss) income per share information by providing normalized net (loss) income and normalized net (loss) income per share, excluding the effect of restructuring and asset impairment and stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to -- not a substitute for -- our results of operations presented on the basis of accounting principles generally accepted in the United States. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by accounting principles generally accepted in the United States. Our statement of cash flows presents our cash flow activity in accordance with accounting principles generally accepted in the United States. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

•
EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
investors commonly adjust EBITDA information to eliminate the effect of restructuring, asset impairment, stock-based compensation expense and write-off of investment, which vary widely from company to company and impair comparability.

Our management uses adjusted EBITDA:

•	as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;
•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
•	in communications with the board of directors, shareholders, analysts and investors concerning our financial performance.

Our presentation of adjusted gross margin excludes depreciation, amortization and direct cost of customer support in order to allow investors to see the business through the eyes of management. Direct cost of network, sales and services is viewed by management as generally non-controllable, external costs and the margin of revenue in excess of these direct costs is regularly monitored by management. Similarly, we view the cost of customer support to also be an important component of costs of revenue but believe that the cost of customer support to be within our control and to some degree discretionary as we can adjust that cost by hiring and terminating employees.

Adjusted gross margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors' pricing declines and the corresponding affect on our revenue. The presentation of adjusted gross margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of cost of revenue, represented by customer support, and we analyze this component separately from the direct external costs.

Depreciation and amortization have also been excluded from adjusted gross margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical cost incurred to build out the Company's deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

A reconciliation of net (loss) income, the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007
Net (loss) income (GAAP)	$(3,237)	$739	$(1,683)
Stock-based compensation expense	2,074	2,375	2,789
Depreciation and amortization, including depreciation and amortization included in direct cost of network, sales and services	6,928	6,610	6,966
Write-off of investment	--	--	1,178
Income taxes	46	251	106
Interest (income) expense, net	(327)	(391)	(404)
Adjusted EBITDA (non-GAAP)	$5,484	$9,584	$8,952

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET (LOSS) INCOME AND BASIC AND DILUTED
NET (LOSS) INCOME PER SHARE TO NORMALIZED NET (LOSS) INCOME AND
BASIC AND DILUTED NORMALIZED NET (LOSS) INCOME PER SHARE

Reconciliations of (1) net (loss) income, the most directly comparable GAAP measure, to normalized net (loss) income, (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net (loss) income per share, the most directly comparable GAAP measure, to normalized net (loss) income per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007
Net (loss) income (GAAP)	$(3,237)	$739	$(1,683)
Stock-based compensation expense	2,074	2,375	2,789
Write-off of investment	--	--	1,178
Normalized net (loss) income (non-GAAP)	$(1,163)	$3,114	$2,284

Shares used in per share calculation:
Basic (GAAP)	49,208	49,110	48,515

Diluted (GAAP)	49,208	49,330	48,515
Add potentially dilutive securities	--	--	1,100
Less dilutive effect of SFAS No. 123R under the treasury stock method	(422)	(273)	(491)
Normalized diluted shares (non-GAAP)	48,786	49,057	49,124

GAAP net (loss) income per share:
Basic	$(0.07)	$0.02	$(0.03)
Diluted	$(0.07)	$0.01	$(0.03)

Normalized net (loss) income per share (non-GAAP):
Basic	$(0.02)	$0.06	$0.05
Diluted	$(0.02)	$0.06	$0.05

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN

A reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin, for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007
Revenues:
Internet protocol (IP) services	$30,395	$31,124	$29,740
Data center services	26,511	25,185	19,856
Content delivery network (CDN) services	5,419	5,744	5,222
Other	--	--	3,676
Total revenues	62,325	62,053	58,494

Direct cost of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	11,401	11,290	10,573
Data center services	20,028	18,124	14,095
CDN services	2,055	1,949	1,958
Other	--	--	2,991
Direct cost of amortization of acquired technology	1,229	1,229	1,054
Direct cost of customer support	4,203	4,365	4,330
Depreciation and amortization associated with cost of sales	4,975	4,602	4,833
Total cost of sales	43,891	41,559	39,834

Gross profit (GAAP)	$18,434	$20,494	$18,660
Gross margin (GAAP)	29.6%	33.0%	31.9%

Direct cost of customer support	$4,203	$4,365	$4,330
Depreciation and amortization:
Included in direct cost of network, sales and services	1,229	1,229	1,054
Associated with cost of network, sales and services	4,975	4,602	4,833

Adjusted gross profit (non-GAAP)	$28,841	$30,690	$28,877
Adjusted gross margin (non-GAAP)	46.3%	49.5%	49.4%